NEWS RELEASE
FORWARD AIR CORPORATION REPORTS
FIRST QUARTER 2016 RESULTS

GREENEVILLE, Tenn.- (BUSINESS WIRE) - April 21, 2016 - Forward Air Corporation (NASDAQ:FWRD) today reported operating revenue, income from operations, net income and diluted earnings per share for the three months ended March 31, 2016.

Operating revenue for the quarter ended March 31, 2016 increased 11.5% to $229.5 million from $205.9 million for the same quarter in 2015. Income from operations was $21.4 million, compared to $8.2 million in the prior-year quarter. Net income during the period was $13.1 million compared to $4.8 million in the first quarter of 2015. Net income per diluted share for the first quarter of 2016 was $0.43 compared to $0.16 in the prior-year quarter.

There are approximately $11.8 million in one-time deal and integration costs associated with the Towne Air acquisition that were included in the prior year’s first quarter results. On an adjusted basis, current year income from operations of $21.4 million compared with $20.1 million in the prior-year quarter, and net income for the current period was $13.1 million compared to $12.1 million in the prior year quarter. Also, on an adjusted basis income per diluted share for the current period of $0.43 compared to $0.40 a year ago.

Bruce A. Campbell, Chairman, President, and CEO, commenting on the first quarter said, “In the aggregate, our results came in as we anticipated. Expedited LTL was the star performer, and our Intermodal business posted a solid performance. In our Truckload Expedited business, TLX performed well and TQI, while not meeting our expectation, continued to make progress. Pool Distribution was a bit better than a breakeven, but fell slightly below our expectation for the quarter.”

Commenting further, Mr. Campbell said, “Like most in the sector, we are experiencing lighter volumes in the second quarter. Also, we have a difficult second quarter revenue comparison as a year ago we hadn’t eliminated lower yielding business that resulted from the Towne acquisition. We will however continue to benefit from the pricing and dimensional factor changes made over the last two quarters. This, along with post integration operational efficiencies, should enable us to deliver meaningful earnings growth even if revenue growth remains tepid.”

In closing Mr. Campbell said, “As always I would like to thank all of our employees and independent contractors for the hard work that made these results possible. With their ongoing support and commitment, our team looks forward to bringing continued value to our shareholders.”

Commenting on the Company’s second quarter guidance, Rodney L. Bell, Senior Vice President and CFO said, “With the challenges Bruce mentioned in his commentary, we expect second quarter year-over-year revenue growth to be in the range of 1% to 5%. Once we have passed prior year comparisons that include poorly priced business acquired in the Towne transaction which has since been disposed, we should see a normalization of revenue growth. We expect income per diluted share to be between $0.57 and $0.61 per share compared to an adjusted $0.51 per share in the second quarter of 2015. Included in this range is an estimated $0.06 per share negative impact from lower fuel surcharges.”

Review of Financial Results

Forward Air will hold a conference call to discuss first quarter 2016 results on Friday, April 22, 2016 at 9:00 a.m. EDT. The Company's conference call will be available online at www.forwardair.com or by dialing (800) 230-1074. A replay of the conference call will be available at www.forwardair.com beginning shortly after the completion of the live call.

About Forward Air Corporation

Forward Air Corporation's services can be classified into four segments: Expedited LTL, Expedited Truckload Services (“TLX”), Intermodal and Pool Distribution.

In our Expedited LTL segment, we provide time-definite transportation services to the North American deferred air freight market. Our Expedited LTL service operates a comprehensive national network for the time-definite surface transportation of expedited ground freight. The Expedited LTL service offers customers local pick-up and delivery and scheduled surface transportation of cargo as a cost effective, reliable alternative to air transportation. Expedited LTL’s other services include shipment consolidation and deconsolidation, warehousing, customs brokerage, and other handling. The Expedited LTL segment primarily provides its transportation services through a network of terminals located at or near airports in the United States and Canada.

In our TLX segment we provide expedited truckload brokerage, dedicated fleet services and maximum security and temperature-controlled logistics services. We are able to expedite this service by utilizing a dedicated fleet of team owner operators, some team company drivers as well as third-party transportation providers. The TLX segment provides full truckload service in the United States and Canada.

In our Intermodal segment, we provide container and intermodal drayage services primarily within the Midwest region of the United States. Drayage is essentially the first and last mile of the movement of an intermodal container. We are providing this service both to and from ports and rail heads. Our Intermodal segment also provides dedicated contract and Container Freight Station (“CFS”) warehouse and handling services. Today our Intermodal segment operates primarily in the Midwest but through acquisition as well as green-field start-ups we anticipate moving into other geographies within the United States.

In our Pool Distribution segment, we provide pool distribution services throughout the Mid-Atlantic, Southeast, Midwest and Southwest continental United States. Pool Distribution involves managing high-frequency handling and distribution of time-sensitive product to numerous destinations in specific geographic regions. Our primary customers for this service are regional and nationwide distributors and retailers, such as mall, strip mall and outlet based retail chains.

Forward Air Corporation
Consolidated Statements of Comprehensive Income
(In thousands, except per share data)
(Unaudited)

	Three months ended
	March 31, 2016	March 31, 2015
Operating revenue:
Expedited LTL	$134,377	$122,284
Truckload Expedited	38,622	34,483
Pool Distribution	33,192	27,228
Intermodal	24,624	23,029
Eliminations and other operations	(1,266)	(1,106)
Operating revenue	$229,549	$205,918

Operating expenses:
Purchased transportation	96,476	89,337
Salaries, wages and employee benefits	58,678	53,903
Operating leases	13,868	15,756
Depreciation and amortization	9,668	8,684
Insurance and claims	5,395	5,130
Fuel expense	2,961	4,020
Other operating expenses	21,098	20,839
Total operating expenses	208,144	197,669
Operating Income:
Expedited LTL	17,084	14,885
Truckload Expedited	1,565	3,211
Pool Distribution	114	216
Intermodal	2,372	1,989
Other operations	270	(12,052)
Income from operations	21,405	8,249

Other income (expense):
Interest expense	(553)	(364)
Other, net	(29)	(48)
Total other income (expense)	(582)	(412)
Income before income taxes	20,823	7,837
Income taxes	7,724	3,000
Net income and comprehensive income	$13,099	$4,837

Net income per share:
Basic	$0.43	$0.16
Diluted	$0.43	$0.16

Dividends per share:	$0.12	$0.12

Expedited LTL Segment Information
(In millions)
(Unaudited)

	Three months ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2016	Revenue	2015	Revenue	Change	Change
Operating revenue	$134.4	100.0%	$122.3	100.0%	$12.1	9.9%

Operating expenses:
Purchased transportation	53.4	39.7	52.9	43.3	0.5	0.9
Salaries, wages and employee benefits	34.9	26.0	28.3	23.1	6.6	23.3
Operating leases	7.9	5.9	7.7	6.3	0.2	2.6
Depreciation and amortization	5.6	4.2	4.6	3.8	1.0	21.7
Insurance and claims	2.5	1.8	2.9	2.4	(0.4)	(13.8)
Fuel expense	0.8	0.6	0.9	0.7	(0.1)	(11.1)
Other operating expenses	12.2	9.1	10.1	8.2	2.1	20.8
Total operating expenses	117.3	87.3	107.4	87.8	9.9	9.2
Income from operations	$17.1	12.7%	$14.9	12.2%	$2.2	14.8%

Expedited LTL Operating Statistics

	Three months ended
	March 31,	March 31,	Percent
	2016	2015	Change

Operating ratio	87.3%	87.8%	(0.6)%

Business days	64.0	63.0	1.6
Business weeks	12.8	12.6	1.6

Expedited LTL:
Tonnage
Total pounds ¹	563,727	519,903	8.4
Average weekly pounds ¹	44,041	41,262	6.7

Linehaul shipments
Total linehaul	876,476	797,225	9.9
Average weekly	68,475	63,272	8.2

Forward Air Complete shipments	177,973	169,735	4.9
As a percentage of linehaul shipments	20.3%	21.3%	(4.7)

Average linehaul shipment size	643	652	(1.4)

Revenue per pound [2]
Linehaul yield	$17.86	$17.39	2.2
Fuel surcharge impact	0.80	1.27	(2.2)
Forward Air Complete impact	3.07	3.14	(0.3)
Total Expedited LTL yield	$21.73	$21.80	(0.3)%

¹ - In thousands
[2] - In dollars per hundred pound; percentage change is expressed as a percent of total yield.

Truckload Expedited Segment Information
(In millions)
(Unaudited)

	Three months ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2016	Revenue	2015	Revenue	Change	Change
Operating revenue	$38.6	100.0%	$34.5	100.0%	$4.1	11.9%

Operating expenses:
Purchased transportation	26.6	68.9	22.6	65.5	4.0	17.7
Salaries, wages and employee benefits	5.2	13.5	4.2	12.2	1.0	23.8
Operating leases	0.1	0.3	0.3	0.9	(0.2)	(66.7)
Depreciation and amortization	1.7	4.4	1.4	4.0	0.3	21.4
Insurance and claims	0.8	2.1	0.6	1.7	0.2	33.3
Fuel expense	0.6	1.6	0.9	2.6	(0.3)	(33.3)
Other operating expenses	2.0	5.1	1.3	3.8	0.7	53.8
Total operating expenses	37.0	95.9	31.3	90.7	5.7	18.2
Income from operations	$1.6	4.1%	$3.2	9.3%	$(1.6)	(50.0)%

Truckload Expedited Operating Statistics

	Three months ended
	March 31,	March 31,	Percent
	2016	2015	Change

Company driver [1]	1,769	1,716	3.1
Owner operator [1]	12,052	6,294	91.5
Third party [1]	7,074	7,514	(5.9)
Total Miles	20,895	15,524	34.6

Revenue per mile	$1.81	$2.09	(13.4)

Cost per mile	$1.38	$1.51	(8.6)%

¹ - In thousands

Pool Distribution Segment Information
(In millions)
(Unaudited)

	Three months ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2016	Revenue	2015	Revenue	Change	Change
Operating revenue	$33.2	100.0%	$27.2	100.0%	$6.0	22.1%

Operating expenses:
Purchased transportation	8.9	26.8	7.4	27.2	1.5	20.3
Salaries, wages and employee benefits	12.8	38.6	10.1	37.1	2.7	26.7
Operating leases	2.9	8.7	2.1	7.7	0.8	38.1
Depreciation and amortization	1.5	4.5	1.6	5.9	(0.1)	(6.3)
Insurance and claims	1.1	3.3	0.9	3.3	0.2	22.2
Fuel expense	1.0	3.0	1.3	4.8	(0.3)	(23.1)
Other operating expenses	4.9	14.8	3.6	13.2	1.3	36.1
Total operating expenses	33.1	99.7	27.0	99.3	6.1	22.6
Income from operations	$0.1	0.3%	$0.2	0.7%	$(0.1)	(50.0)%

Intermodal Segment Information
(In millions)
(Unaudited)

	Three months ended
	March 31,	Percent of	March 31,	Percent of		Percent
	2016	Revenue	2015	Revenue	Change	Change
Operating revenue	$24.6	100.0%	$23.0	100.0%	$1.6	7.0%

Operating expenses:
Purchased transportation	8.4	34.1	7.0	30.4	1.4	20.0
Salaries, wages and employee benefits	6.0	24.4	5.9	25.7	0.1	1.7
Operating leases	3.0	12.2	2.5	10.9	0.5	20.0
Depreciation and amortization	0.9	3.7	1.0	4.3	(0.1)	(10.0)
Insurance and claims	0.8	3.2	0.6	2.6	0.2	33.3
Fuel expense	0.6	2.4	0.9	3.9	(0.3)	(33.3)
Other operating expenses	2.5	10.2	3.1	13.5	(0.6)	(19.4)
Total operating expenses	22.2	90.2	21.0	91.3	1.2	5.7
Income from operations	$2.4	9.8%	$2.0	8.7%	$0.4	20.0%

Forward Air Corporation
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	March 31, 2016	December 31, 2015 (a)
Assets
Current assets:
Cash and cash equivalents	$38,037	$33,312
Accounts receivable, net	104,317	109,165
Other current assets	25,582	30,980
Total current assets	167,936	173,457

Property and equipment	344,931	343,147
Less accumulated depreciation and amortization	162,172	155,859
Net property and equipment	182,759	187,288
Goodwill and other acquired intangibles:
Goodwill	206,517	205,609
Other acquired intangibles, net of accumulated amortization	125,893	127,800
Total net goodwill and other acquired intangibles	332,410	333,409
Other assets	5,948	5,778
Total assets	$689,053	$699,932

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$17,810	$23,334
Accrued expenses	28,100	29,823
Current portion of debt and capital lease obligations	55,891	55,887
Total current liabilities	101,801	109,044

Debt and capital lease obligations, less current portion	14,673	28,617
Other long-term liabilities	17,102	12,340
Deferred income taxes	44,907	39,876

Shareholders’ equity:
Common stock	304	305
Additional paid-in capital	163,726	160,855
Retained earnings	346,540	348,895
Total shareholders’ equity	510,570	510,055
Total liabilities and shareholders’ equity	$689,053	$699,932

(a) Taken from audited financial statements, which are not presented in their entirety.

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended
	March 31, 2016	March 31, 2015
Operating activities:
Net income	$13,099	$4,837
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	9,668	8,684
Share-based compensation	1,952	1,786
Loss (gain) on disposal of property and equipment	93	(149)
Provision for recovery on receivables	(196)	(19)
Provision for revenue adjustments	799	907
Deferred income tax	5,031	3,045
Excess tax benefit for stock options exercised	(38)	(2,329)
Changes in operating assets and liabilities
Accounts receivable	4,245	(2,332)
Prepaid expenses and other current assets	5,258	2,618
Accounts payable and accrued expenses	(2,470)	(9,589)
Net cash provided by operating activities	37,441	7,459

Investing activities:
Proceeds from disposal of property and equipment	155	582
Purchases of property and equipment	(2,688)	(5,229)
Acquisition of business, net of cash acquired	(1,700)	(62,323)
Other	22	(135)
Net cash used in investing activities	(4,211)	(67,105)

Financing activities:
Proceeds from term loan	—	125,000
Payments of debt and capital lease obligations	(13,969)	(59,116)
Proceeds from exercise of stock options	881	10,139
Payments of cash dividends	(3,678)	(3,714)
Repurchase of common stock (repurchase program)	(9,995)	—
Repurchase of common stock (restricted stock)	(1,782)	(1,926)
Excess tax benefit for stock options exercised	38	2,329
Net cash (used in) provided by financing activities	(28,505)	72,712
Net increase in cash	4,725	13,066
Cash at beginning of period	33,312	41,429
Cash at end of period	$38,037	$54,495

Forward Air Corporation Reconciliation to U.S. GAAP

The Company believes that meaningful analysis of our financial performance in 2015 requires an understanding of the factors underlying that performance, including an understanding of items that are not on-going and directly the result of our acquisition activity. We believe that excluding integration costs related to Towne Air from our results for the three months ended March 31, 2015 will assist investors in understanding our core operating performance and allow for more accurate comparisons of results. As required by SEC rules, the tables below present, for the periods indicated, a reconciliation of our presented adjusted non-GAAP measures to the most directly comparable GAAP measures.

(In millions, except per share data)
(Unaudited)

	Three months ended
			Adjusted
	March 31, 2016 (1)	Integration and Deal Costs	March 31, 2016
Income from operations	$21.4	$—	$21.4

Net income	$13.1	$—	$13.1

Weighted average diluted shares outstanding	30,625	30,625	30,625

Net income per share:	$0.43	$—	$0.43

(1) - As reported in accordance with United States generally accepted accounting principles.

	Three months ended
			Adjusted
	March 31, 2015 (1)	Integration and Deal Costs	March 31, 2015
Income from operations	$8.3	$11.8	$20.1

Net income	$4.8	$7.3	$12.1

Weighted average diluted shares outstanding	30,981	30,981	30,981

Net income per share:	$0.16	$0.24	$0.40

(1) - As reported in accordance with United States generally accepted accounting principles.

Cautionary Note Regarding Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding expected operating results, such as revenue growth and earnings, and guidance relating to income per diluted share for the second quarter.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SOURCE: Forward Air Corporation

Forward Air Corporation
Rodney L. Bell, 432-636-7000
rbell@forwardair.com